UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2016

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 2, 2016, NASDAQ notified the Escalon Medical Corp. (the "Company") that the bid price of its listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the "Rule"). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until August 29, 2016, to regain compliance with the Rule. The Company received a letter from NASDAQ dated August 30, 2016 stating that the NASDAQ staff determined that the Company did not meet the terms of the extension. The Company had previously requested an appeal of the staff's determination of the Company's failure to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing. Therefore, both issues were addressed at the requested hearing with the Hearings Panel. The Company presented its plan for compliance with the NASDAQ continued listing standards on October 13, 2016. The Company's plan for compliance was unsuccessful, and on November 16, 2016 Nasdaq notified the Company that the Panel has determined to delist the Company's shares from the Nasdaq Stock Market. Suspension of trading in the Company's shares on the Nasdaq Stock Market will be effective at the open of business on November 18, 2016. The Company has filed an application to have its securities designated as trading on the OTCQB marketplace effective at the open of business on November 18, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

November 16, 2016	By:	Richard DePiano, Jr

Name: Richard DePiano, Jr
Title: CEO